June 29, 2016

VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, D.C. 20549-0508

Re:	Man FRM Alternative Multi-Strategy Fund LLC Investment Company Act of 1940 File Number: 811-10083

Ladies and Gentlemen:

On behalf of Man FRM Alternative Multi-Strategy Fund LLC (the "Fund"), we are transmitting for filing with the Securities and Exchange Commission, the Fund's Issuer Tender Offer Statement on Schedule TO.

Please call me at (212) 756-2192 if you have any questions regarding this filing.

Thank you for your assistance regarding this matter.

Very truly yours,

/s/ Karen Spiegel
Karen Spiegel